As filed with the Securities and Exchange Commission on August 17, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-0616867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive San Leandro, CA	94577
(Address of Principal Executive Offices)	(Zip Code)

Energy Recovery, Inc. 2020 Incentive Plan
(Full title of the plan)

Alexander J. Buehler
Interim President and Chief Executive Officer
1717 Doolittle Drive
San Leandro, CA 94577
(Name and address of agent for service)

(510) 483-7370
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Andrew D. Thorpe
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1 Bush Street #1200
San Francisco, CA 94104
(415) 978-9803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
EXPLANATORY NOTE
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of the Registrant’s common stock, par value $0.001 per share, to be issued pursuant to the Energy Recovery, Inc. 2020 Incentive Plan. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-254911), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included within signature page to this Form S-8)
99.1
Energy Recovery, Inc. 2020 Incentive Plan, as amended and restated effective April 15, 2026 (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 21, 2026)

107*	Filing Fee Table
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Energy Recovery, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on August 17, 2026.

Energy Recovery, Inc.

By:	/s/ Alexander J. Buehler
Alexander J. Buehler
Interim President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Energy Recovery, Inc., a Delaware corporation, do hereby constitute and appoint Alexander J. Buehler, Aidan Ryan and William Yeung, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander J. Buehler	Interim President, Chief Executive Officer and Director	August 17, 2026
Alexander J. Buehler	(Principal Executive Officer )

/s/ Aidan Ryan	Interim Chief Financial Officer	August 17, 2026
Aidan Ryan	(Principal Financial and Accounting Officer)

/s/ Pamela L. Tondreau	Chair of the Board of Directors	August 17, 2026
Pamela L. Tondreau

/s/ Joan K. Chow	Director	August 17, 2026
Joan K. Chow

/s/ Arve Hanstveit	Director	August 17, 2026
Arve Hanstveit

/s/ John Mitchell	Director	August 17, 2026
John Mitchell

/s/ Colin R. Sabol	Director	August 17, 2026
Colin R. Sabol